Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Third Quarter Ended September 30, 2008.

WAUWATOSA, WI – 11/07/2008– Waterstone Financial, Inc. (NASDAQ: WSBF) released 2008 third quarter unaudited financial highlights, consolidated statements of operations and consolidated statements of financial condition.  Waterstone reported a third quarter net loss of $28.2 million, or $0.92 per share, down from net income of $421,000, or $0.01 per share for the third quarter of 2007.

The third quarter loss was primarily attributable to a significant increase in the provision for loan losses.  Continued weakness in local real estate valuations prompted Waterstone to conduct a large scale review of the current value of collateral securing outstanding loan balances.  The result of the review helps ensure that the allowance for loan losses continues to be an accurate reflection of management’s best estimate of the amount needed to provide for probable future loan charge-offs.  In addition to the significant increase in the provision expense, income tax expense for the quarter reflects the effects of establishing deferred tax asset valuation allowances.

“During the third quarter we performed a comprehensive review of our loan portfolio, including obtaining current valuation data for all underlying collateral on over 500 at risk loans.  The increase in our loan loss provisions represents the prudent actions necessary to reflect our current asset quality and should strengthen our balance sheet while positioning Waterstone for a return to profitable operations in the future,” said Douglas S. Gordon, President and Chief Executive Officer.  “With sustained future profitability, we will be able to recapture $15 million of the third quarter loss by reversing a valuation allowance that was established with respect to our deferred tax assets.  Despite the turbulence in the financial industry, we maintain a strong capital position and liquidity as we continue to expand our business,” Mr. Gordon said.

The loan loss provision for the quarter ended September 30, 2008 was $23.3 million, up from $2.8 million for the quarter ended September 30, 2007.  Similarly, net loan charge-offs for the third quarter of 2008 were $16.7 million, up from $914,000 in the third quarter of 2007.  The allowance for loan losses increased to $26.2 million, or 1.69% of loans receivable at September 30, 2008 from $11.5 million, or 0.83% of loans receivable at September 30, 2007.

Income tax expense of $8.6 million was recorded on third quarter 2008 loss before income taxes of $19.6 million.  This compares to an income tax benefit of $55,000 recorded on third quarter 2007 income before income taxes of $366,000.  During the third quarter of 2008, Waterstone recorded income tax expense related to net deferred tax asset valuation allowances of $16.1 million.  The expense was recorded in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” which requires the need to assess whether a valuation allowance is necessary when there are cumulative losses.  To the extent that tax rules could potentially limit the ultimate realization of the deferred tax assets (generally through a carryback to prior year’s taxable income, future taxable income, including tax planning strategies), a valuation allowance against the deferred tax asset should be recorded.  The benefit may still be realized in the future, depending on a number of factors including future taxable income.

Waterstone loans receivable increased by $153.4 million, or 10.9% during the nine months ended September 30, 2008 while deposits increased by $181.2 million, or 18.2% during the same period.  Net interest income for the third quarter of 2008 was $12.3 million compared to $8.5 million for the third quarter of 2007.  The interest rate spread for the quarter ended September 30, 2008 was 2.04%, up from 1.75% in the third quarter of 2007.

WATERSTONE FINANCIAL, INC.
FINANCIAL HIGHLIGHTS

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)
Operations Data:
Net interest income	$12,331	8,507	$30,575	26,262
Provision for loan losses	23,301	2,826	34,578	8,852
Noninterest income	597	1,863	4,576	5,178
Noninterest expense	9,236	7,178	24,891	20,974
Income (loss) before income taxes	(19,609)	366	(24,318)	1,614
Income tax expense (benefit)	8,578	(55)	5,796	363
Net income (loss)	(28,187)	421	(30,114)	1,251
Selected Financial Ratios:
Yield on earning assets	6.13%	6.08%	5.98%	6.12%
Cost of funds	3.69	4.38	3.94	4.37
Interest rate spread	2.44	1.70	2.04	1.75
Return (loss) on average assets	(5.89)	0.10	(2.21)	0.10
Return (loss) on average equity	(56.14)	0.82	(20.02)	0.75
Capital ratio	8.93	12.04	8.93	12.04
Non-interest expense to average assets	1.93	1.71	1.64	1.53
Allowance for loan losses to total loans outstanding	1.69	0.83	1.69	0.83
Per Share:
Basic earnings (loss) per share	$(0.92)	$0.01	$(0.99)	$0.04
Diluted earnings (loss per share	$(0.92)	$0.01	$(0.99)	$0.04
Book value per share	5.42	6.44	5.42	6.44
Weighted average shares outstanding	30,564,179	30,797,083	30,545,245	31,912,040
Shares outstanding at September 30	31,250,897	31,418,902	31,250,897	31,418,902

	September 30, 2008	December 31, 2007	Percent Change
	(Unaudited)
	(Dollars in thousands
Financial Condition:
Total Assets	$1,897,861	$1,710,202	11.0%
Loans receivable, net	1,529,256	1,389,209	10.1
Securities available for sale	184,243	172,137	7.0
Deposits	1,175,686	994,535	18.2
Borrowings	512,050	475,484	7.7
Total equity	169,393	201,819	(16.1)
Allowance for loan losses	26,210	12,839	104.1
Non-performing assets	112,928	88,893	27.0

WATERSTONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)
Interest income:
Loans	$25,166	21,769	69,584	65,077
Mortgage-related securities	1,921	1,533	5,661	4,075
Debt securities, federal funds sold and
short-term investments	1,000	1,118	2,667	3,178
Total interest income	28,087	24,420	77,912	72,330
Interest expense:
Deposits	10,384	11,475	31,803	33,641
Borrowings	5,372	4,438	15,534	12,427
Total interest expense	15,756	15,913	47,337	46,068
Net interest income	12,331	8,507	30,575	26,262
Provision for loan losses	23,301	2,826	34,578	8,852
Net interest income (loss) after provision for loan losses	(10,970)	5,681	(4,003)	17,410
Noninterest income:
Service charges on loans and deposits	383	426	1,359	1,479
Increase in cash surrender value of life insurance	626	540	1,208	988
Loss on impairment of securities	(1,997)	-	(1,997)	-
Mortgage banking income	1,354	745	3,333	2,138
Other	231	152	673	573
Total noninterest income	597	1,863	4,576	5,178
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,493	3,859	12,787	11,778
Occupancy, office furniture and equipment	1,187	1,285	3,606	3,779
Advertising	421	315	953	870
Data processing	358	494	1,055	1,148
Communications	180	171	524	554
Professional fees	184	273	697	911
Real estate owned	1,518	192	2,758	199
Other	895	589	2,511	1,735
Total noninterest expenses	9,236	7,178	24,891	20,974
Income (loss) before income taxes	(19,609)	366	(24,318)	1,614
Income taxes expense (benefit)	8,578	(55)	5,796	363
Net income (loss)	$(28,187)	421	(30,114)	1,251
Earnings (loss) per share:
Basic	(0.92)	0.01	(0.99)	0.04
Diluted	(0.92)	0.01	(0.99)	0.04

WATERSTONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2008	2007
	(Dollars in thousands
	(Unaudited)
Assets
Cash	$41,152	5,492
Federal funds sold	10,954	11,833
Interest-earning deposits in other financial institutions
and other short term investments	—	559
Cash and cash equivalents	52,106	17,884
Securities available for sale (at fair value)	184,243	172,137
Securities held-to-maturity (at cost)	9,938	7,646
Loans held for sale	8,635	23,108
Loans receivable	1,555,466	1,402,048
Less: Allowance for loan losses	(26,210)	(12,839)
Loans receivable, net	1,529,256	1,389,209
Office properties and equipment, net	30,932	32,018
Federal Home Loan Bank stock, at cost	21,653	19,289
Cash surrender value of life insurance	32,163	25,649
Real estate owned	20,304	8,543
Prepaid expenses and other assets	8,631	14,719
Total assets	$1,897,861	1,710,202

Liabilities and Shareholders’ Equity
Liabilities:
Demand deposits	$52,357	53,210
Money market and savings deposits	110,548	115,135
Time deposits	1,012,781	826,190
Total deposits	1,175,686	994,535

Short term borrowings	25,050	53,484
Long term borrowings	487,000	422,000
Advance payments by borrowers for taxes	24,562	607
Other liabilities	16,170	37,757
Total liabilities	1,728,468	1,508,383

Shareholders’ equity:
Common stock (par value $.01 per share)	340	340
Authorized - 200,000,000 shares in 2008 and 2007
Issued - 33,975,250 shares in 2008 and in 2007
Outstanding - 31,250,897 shares in 2008 and in 2007
Additional paid-in capital	107,643	106,306
Accumulated other comprehensive income (loss) net of taxes	(4,245)	44
Retained earnings, substantially restricted	116,253	146,367
Unearned ESOP shares	(5,337)	(5,977)
Treasury shares (2,724,353 shares), at cost	(45,261)	(45,261)
Total shareholders’ equity	169,393	201,819
Total liabilities and shareholders’ equity	$1,897,861	1,710,202